UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2010

Anadys Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
5871 Oberlin Drive, Suite 200
San Diego, CA 92121
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (858) 530-3600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 25, 2010, Anadys Pharmaceuticals, Inc. (“Anadys”) entered into a placement agent agreement in which Lazard Capital Markets LLC served as lead placement agent and Piper Jaffray & Co. served as co-placement agent (the “Placement Agents”) relating to the issuance and sale of 5,813,954 shares of Anadys’ common stock at an offering price of $2.15 per share. Under the terms of the transaction, Anadys will sell the common stock to certain institutional investors for gross proceeds of approximately $12.5 million. The net offering proceeds to Anadys from the sale of the common stock, after deducting the placement agents’ fees and other estimated offering expenses payable by Anadys, are expected to be approximately $11.3 million. Pursuant to the terms of the placement agent agreement, Anadys has agreed to pay the Placement Agents an aggregate fee equal to 6.38% of the gross proceeds from the offering of common stock. The sale of the common stock is being made pursuant to subscription agreements between Anadys and each of the investors. The closing of the offering is expected to take place on June 1, 2010, subject to the satisfaction of customary closing conditions. A copy of the placement agent agreement and form of subscription agreement are attached hereto as Exhibits 1.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the placement agent agreement and form of subscription agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated by reference.
     The common stock are being offered and sold pursuant to a prospectus supplement which has been filed with the Securities and Exchange Commission on the date hereof in connection with a shelf takedown from Anadys’ registration statement on Form S-3 (File No. 333-158342) which became effective on April 23, 2009. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the common stock in the offering is attached as Exhibit 5.1 hereto.
     On May 26, 2010, Anadys issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.
Forward-Looking Statements
     Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to Anadys’ issuance of securities, the amount of proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with investors fulfilling their obligations to purchase the securities and Anadys’ ability to satisfy its conditions to close the offering. Risk factors that may cause actual results to differ are discussed in Anadys’ Securities and Exchange Commission filings. All forward-looking statements are qualified in their entirety by this cautionary statement. Anadys is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1	Placement Agent Agreement, dated May 25, 2010, by and among Anadys Pharmaceuticals, Inc., Lazard Capital Markets LLC and Piper Jaffray & Co.

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Form of Subscription Agreement

99.2	Press Release Announcing Pricing of Offering

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADYS PHARMACEUTICALS, INC.
Dated: May 26, 2010	By:	/s/ Peter T. Slover
		Name:	Peter T. Slover
		Title:	Vice President, Finance and Operations

Exhibit Index

Exhibit No.	Description

1.1	Placement Agent Agreement, dated May 25, 2010, by and among Anadys Pharmaceuticals, Inc., Lazard Capital Markets LLC and Piper Jaffray & Co.

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Form of Subscription Agreement

99.2	Press Release Announcing Pricing of Offering